UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 7, 2024

MERUS N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-37773	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Uppsalalaan 17 3584 CT Utrecht The Netherlands
(Address of principal executive offices) (Zip Code)

+31 85 016 2500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, €0.09 nominal value per share	MRUS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) amends the Current Report on Form 8-K of Merus N.V. (the “Company”) filed with the Securities and Exchange Commission on May 8, 2024 (the “Original Report”) to amend and restate Item 5.07 summarizing the voting results at the Company’s annual general meeting of shareholders held on May 7, 2024 (the “Annual Meeting”). This amendment is for the purpose of correcting the number of abstentions reported for Proposal 2, which was reported incorrectly in the Original Report due to a typographical error. Accordingly, this Amendment No. 1 should be read in conjunction with the Original Report.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 7, 2024, the Company held its Annual Meeting. For all proposals, a total of 48,249,183 common shares were present or represented by proxy at the Annual Meeting, representing approximately 82.21% of the Company’s outstanding common shares as of the April 9, 2024 record date.

The following are the voting results for the proposals considered and voted upon at the Annual Meeting, all of which were described in the Definitive Proxy Statement.

Proposal 1 - Adoption of Dutch statutory annual accounts for the financial year 2023:

For	Against	Abstain	Broker Non-Votes
42,289,656	348	1,053	5,958,126

Proposal 2 - Appointment of KPMG Accountants N.V. as the Company’s external auditor for the financial year 2024 for purposes of Dutch law:

For	Against	Abstain	Broker Non-Votes
48,130,696	111,313	7,174	0

Proposal 3 - Release of each member of our board of directors from liability for the exercise of their duties during the financial year 2023:

For	Against	Abstain	Broker Non-Votes
41,898,799	390,484	1,774	5,958,126

Proposal 4 - Re-appointment of Mark Iwicki as non-executive director:

For	Against	Abstain	Broker Non-Votes
29,335,264	12,955,514	279	5,958,126

Proposal 5 - Re-appointment of Paolo Pucci as non-executive director:

For	Against	Abstain	Broker Non-Votes
42,022,158	268,820	79	5,958,126

Proposal 6 - Appointment of Jason Haddock as non-executive director:

For	Against	Abstain	Broker Non-Votes
42,283,426	7,552	79	5,958,126

Proposal 7 - Articles Amendment A – Approval of the amendment of the Articles of Association to increase the authorized share capital to the amount of EUR 18,900,000 and divided into 105,000,000 common shares and 105,000,000 preferred shares and authorization to implement such amendment:

For	Against	Abstain	Broker Non-Votes
33,072,268	9,218,543	246	5,958,126

Proposal 8 – Articles Amendment B - Approval of the amendment of the Articles of Association to reflect Large Company Regime and authorization to implement such amendment

For	Against	Abstain	Broker Non-Votes
32,042,967	10,247,269	821	5,958,126

Proposal 9 - Granting authorization to the Company’s board of directors to acquire shares (or depository receipts for such shares) in the Company’s capital:

For	Against	Abstain	Broker Non-Votes
42,286,864	2,338	1,855	5,958,126

Proposal 10 - Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers:

For	Against	Abstain	Broker Non-Votes
42,134,653	154,934	1,470	5,958,126

Proposal 11 - Approval of the amendment of the Company’s Non-Executive Director Compensation Program (“NED Program”) to allow the board of directors to determine the number of common shares that may be awarded to a non-executive director for initial and annual awards under the NED Program to more closely align with the 50th percentile of the Company’s peer group:

For	Against	Abstain	Broker Non-Votes
31,988,309	10,301,272	1,476	5,958,126

Proposal 12 - Approval of the amendment and restatement of the Company’s 2016 Incentive Award Plan (the “2016 Plan”), to extend the term of the 2016 Plan to December 31, 2031, which includes a corresponding extension to the annual “evergreen” feature from and including January 1, 2026 to January 1, 2029, along with other minor amendments updated for best practices:

For	Against	Abstain	Broker Non-Votes
27,369,938	14,920,150	969	5,958,126

Based on the foregoing votes, the shareholders re-elected Mark Iwicki as a non-executive director to serve until the 2026 annual general meeting, re-elected Paolo Pucci as non-executive director to serve until the 2028 annual general meeting and elected Jason Haddock as non-executive director to serve until the 2028 annual general meeting, and approved Proposals 1, 2, 3, 7, 8, 9, 10, 11 and 12.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERUS N.V.

Date: May 10, 2024	By:	/s/ Sven A. Lundberg
	Name:	Sven (Bill) Ante Lundberg, M.D.
	Title:	President, Chief Executive Officer